                                                                   Exhibit 10(n)

                2002 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2002


Introduction

The Management Incentive Plan (the "MIP" or the "Plan") is an annual incentive plan for officers and other designated management associates where awards are based on achievement of actual performance goals in relation to pre-determined performance goal levels.

Eligibility and Participation

All officers and other designated management associates are eligible for participation in the MIP. The CEO or appropriate senior staff member will notify individuals selected to participate (the "Participant") via the Humana Self Service website.

Target Award Opportunity

At the beginning of each Plan year, a target incentive level will be established for each Participant. Target incentive levels will be expressed as a percentage of base salary earned, plus sales incentive target, if applicable. The Participant earns the right to receive the target incentive award or a greater or lesser award based on corporate and/or unit performance achievement levels. Participants must maintain an acceptable level of individual performance during the Plan year to receive an award. A Participant's incentive award shall be based on his/her earned salary, exclusive of any bonus or fringe benefits. For those Participants receiving a sales incentive, the MIP award will be calculated based on the Participant's earned salary, plus their target sales incentive for the year.

Performance Goals

At the beginning of each Plan year, the CEO will establish performance goals based on Participant's business unit and/or corporate staff responsibilities. The goals will not be modified, once established for the Plan year, unless unforeseen circumstances occur which would have substantially influenced the setting of the goals had such circumstances been known at the time. Any such change is subject to the approval of the Board of Directors.

Performance levels shall be established in the following areas:

1. Earnings - which encourages top performance at the corporate and unit levels

2.   Membership - which ties associates to the growth of the company

The weightings of these factors may be different between Participants depending on his or her position and responsibilities.

                2002 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2002


Form and Timing of Payment

MIP incentive awards will be paid via check by March 15 of the year following the Plan year and after award amounts are approved by the Board.

New Hires, Promotions or Position Changes

Awards will be made on a pro-rated basis to those individuals who become eligible (new hires or promotions) for participation during the course of the Plan year. Associates hired on or after November 1 will not receive a prorated award for the January 1 to December 31 performance cycle.

Any transfer or change in position of a Plan Participant during the Plan year, resulting in participation at a lower target award level, will be recognized. The Participant will receive an incentive award that is calculated based on the pro-rated target award levels that were established for the Participant during the Plan year. For example, if a Participant was in a MIP-eligible position for half of the Plan year at a 30% incentive target and then was promoted to another eligible position at a 40% target, he or she would receive an award based on 30% of their earned base salary during the first half of the year, plus 40% of base salary earned during the balance of the year. If the transfer or change in position results in non-eligibility for the Plan, a pro-rated award will be calculated based on the Participant's actual period of active participation in the Plan.

A Participant must have been in a MIP-eligible position for a minimum of two months for any pro-rated award to be paid.

Termination - Death, Disability, or Retirement

If a Participant's employment is terminated due to death, disability, or retirement during a Plan year, the award earned will be pro-rated based on the number of days of participation during the Plan year. The Participant must have been in the Plan a minimum of two months of the Plan year before an award is paid. The award will be calculated based on the Participant's earned salary during the time of active participation in the Plan.

Leave of Absence

A Participant who is granted a leave of absence during the Plan year is not eligible to participate in the Plan during the time they are on leave from the Company. However, at the discretion of the CEO, a Participant may be eligible to receive partial incentive compensation for the period of time he or she was an active participant in the Plan. No partial payments will be made if the period of active participation was less than two months during the Plan year.

                2002 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2002


Other Termination

If a Participant's employment is terminated prior to December 31 of the Plan year, whether voluntarily or involuntarily, for any other reason not specified in this Plan, all unpaid awards under MIP will be forfeited.

Tax Withholding

Cash payments are taxable to participants in the year of receipt based on the federal, state and local tax law.

Effect on Employee Benefit Plans

Payments from the MIP will be included in calculating the amount of associate benefits to be paid under the terms of any of the Company's qualified associate benefit plans, subject to the maximum allowable compensation established by federal law. Deductions for 401(k) withholding for the Humana Inc. Retirement & Savings Plan will occur based on the participant's withholding rate at the time of payment.

Participant Rights

Participation in the MIP shall not create a contract of employment and shall not interfere with the Company's right to terminate any participant's employment at any time. Rights or interests of any Participant in the MIP are non-transferable.

Plan Administration

The Chief Human Resources Officer of Humana Inc. will have responsibility for administration of the MIP in accordance with the provisions of this Plan.

Plan Amendments

The Board may, at its sole discretion, modify, amend, suspend, or terminate, in whole or in part, any or all of the provisions of the MIP.

Individual Performance

Participants must maintain an acceptable level of performance during the Plan year in order to receive payment of their award. If a Participant's performance is deficient, their earned award may be decreased or forfeited as needed at the discretion of the Chief Human Resources Officer and the CEO.

                2002 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2002



             Management Incentive Plan Design - Corporate Personnel

1. Corporate Earnings Measure - Corporate staff will be measured primarily on a corporate earnings per share goal as follows:

--------------------------------------------------------------------------------
                  Earnings Threshold             Earnings Target
--------------------------------------------------------------------------------
% of MIP          50% of the weighting           100% of the weighting
opportunity       for this factor                for this factor
--------------------------------------------------------------------------------

If earnings threshold is achieved, the participant can also earn the amount described in factor 2 below. For superior earnings achievement (over 100% target level), the sum of factors 1 and 2 will then be multiplied by factor 3, the corporate earnings modifier, as described below. Finally, this product will be multiplied by factor 4, the individual performance modifier.

2. Membership Target - Participants will be measured against actual weighted ending medical membership as of December 31, 2002. Subject to hitting the earnings threshold, the following will be added:

--------------------------------------------------------------------------------
                  Membership Threshold           Membership Target

--------------------------------------------------------------------------------
% of MIP          50% of the weighting           100% of the weighting
opportunity       for this factor                for this factor
--------------------------------------------------------------------------------


3. Corporate Earnings Modifier - To encourage the achievement of corporate earnings above target, the following will be multiplied by the sum of factors 1 and 2. The maximum corporate earnings multiplier is 120%.

If corporate earnings are less than 100%, this factor does not apply.

         -------------------------------------------------
         Corporate Earnings/Target     Multiplier
         -------------------------------------------------
         100%                          100%
         -------------------------------------------------
         Maximum or above              120%
         -------------------------------------------------


4. Individual Performance Modifier - To recognize individual levels of contribution, the incentive earned through factor 3 may then be modified. Management may modify individual awards within a range of 80% to 120% of the earned amount based on documented performance data showing results above or below targets on the Individual Operating Plan.

Note:  All achievements between performance levels will be interpolated.

The company has the right to modify or terminate the Management Incentive Plan if circumstances warrant. A MIP Plan Description is available from your HR Director.

                2002 Management Incentive Plan (MIP) Description
             Performance Cycle January 1 through December 31, 2002


               Management Incentive Plan Design - Field Personnel

1. Corporate Earnings Measure - Associates will be measured on a corporate earnings per share goal as follows:

--------------------------------------------------------------------------------
                 Earnings Threshold           Earnings Target
--------------------------------------------------------------------------------
% of MIP         50% of the weighting         100% of the weighting
opportunity      for this factor              for this factor
--------------------------------------------------------------------------------

     This factor may be achieved independent of the Unit Earnings Measure below.

2. Unit Earnings Measure - Each Associate will have earnings targets (pre-tax profits) for their primary unit, defined as a market, a region, territory, company, or other P & L unit. Each goal will have a threshold and a target that would work as follows:

--------------------------------------------------------------------------------
                 Earnings Threshold           Earnings Target
--------------------------------------------------------------------------------
% of MIP         50% of the weighting         100% of the weighting
opportunity      for this factor              for this factor
--------------------------------------------------------------------------------

For superior unit earnings achievement (over 100% target level), the sum of factors 1, 2 and 3 will then be multiplied by factor 4 as described below. This product will then be multiplied by factor 5, the individual performance modifier.

3. Membership Target - Associates will be measured on membership (weighted ending membership with specialty products). Subject to hitting the unit earnings threshold, the following will be added:

--------------------------------------------------------------------------------
                 Membership Threshold         Membership Target
--------------------------------------------------------------------------------
% of MIP         50% of the weighting         100% of the weighting
opportunity      for this factor              for this factor
--------------------------------------------------------------------------------

4. Superior Unit Earnings Modifier - To encourage the achievement of unit earnings above target, the following will be multiplied by the sum of factors 1, 2 and 3. The maximum unit earnings multiplier is 120%.

If unit earnings are less than 100%, this factor does not apply.

         ----------------------------------------------------
         Unit Earnings/Target           Multiplier
         ----------------------------------------------------
         100%                           100%
         ----------------------------------------------------
         Maximum or above               120%
         ----------------------------------------------------

5. Individual Performance Modifier - To recognize individual levels of contribution, the incentive earned through factor 4 may then be modified. Management may modify individual awards within a range of 80% to 120% of the earned amount based on documented performance data showing results above or below targets on the Individual Operating Plan.

Note: All achievements between performance levels will be interpolated.

The company has the right to modify or terminate the Management Incentive Plan if circumstances warrant. A MIP Plan Description is available from your HR Director.